Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2013 FIRST QUARTER RESULTS

NEW YORK, NY, May 6, 2013 – Alleghany Corporation (NYSE-Y) today announced its financial results for the quarter ended March 31, 2013. Stockholders’ equity per common share grew to $394.71 as of March 31, 2013, an increase of 4.1% from stockholders’ equity per common share of $379.13 at 2012 year-end. Alleghany reported net earnings of $196.3 million, or $11.67 per diluted share for the quarter ended March 31, 2013, compared with $560.1 million, or $51.06 per diluted share for the 2012 first quarter. Net earnings for the 2012 first quarter include 25 days of results of TransRe as well as merger-related items associated with the purchase of TransRe, including a gain of $494.9 million resulting from the application of purchase accounting treatment, amortization of intangible assets of $31.9 million and transaction costs of $33.8 million.

Highlights for the first quarter include:

•

An increase in stockholders’ equity to approximately $6.6 billion as of March 31, 2013 from approximately $6.4 billion as of December 31, 2012, primarily reflecting Alleghany’s net earnings and an increase in unrealized appreciation on its investment portfolio in the first quarter of 2013, partially offset by repurchases of common stock.

•	Cash and invested assets as of March 31, 2013 of approximately $19.1 billion, compared with $19.0 billion as of December 31, 2012.

•	Pre-tax earnings for the 2013 first quarter, before merger-related items, of $265.0 million, compared with pre-tax earnings, before merger related items, of $181.8 million for the 2012 first quarter.

A summary of Alleghany’s pre-tax results for the three months ended March 31, 2013 and 2012 follows:

(in millions)	Three Months Ended March 31,
	2013	2012	Change
Underwriting profit:
Reinsurance	$131.4	$66.2	$65.2
Insurance	50.0	34.2	15.8

	181.4	100.4	81.0
Net investment income	118.8	53.2	65.6
Net realized capital gains	50.9	68.0	(17.1)
Other than temporary impairment losses	(32.3)	(1.8)	(30.5)
Other income	11.2	0.3	10.9
Other operating expenses	(30.8)	(15.7)	(15.1)
Corporate administration	(12.4)	(13.5)	1.1
Interest expense	(21.8)	(9.1)	(12.7)

Net earnings before merger-related items and income taxes	265.0	181.8	83.2
Merger-related items:
Gain on bargain purchase	—	494.9	(494.9)
Amortization of intangible assets*	(11.6)	(31.9)	20.3
Transaction costs	—	(33.8)	33.8

Earnings before income taxes	$253.4	$611.0	$(357.6)

*	Includes immaterial amounts of ongoing amortization arising from the acquisition of subsidiaries other than TransRe.

Weston M. Hicks, President and chief executive officer, commented, “2013 is off to a solid start as both underwriting and investment activities favorably impacted our results in the first quarter.”

“Alleghany grew its book value per share by 4.1% in the first quarter of 2013. This growth reflects strong underwriting results at TransRe and RSUI. Collectively, our insurance and reinsurance segments posted a combined ratio of 83.1% for the first quarter of 2013 as a catastrophe free quarter, modest favorable prior year loss development and premium growth all contributed to our results.”

“TransRe performed well in the first quarter. The comparisons with the prior-year period’s results reflect a full quarter of operations for the three months ended March 31, 2013 as compared to the 25-day period of Alleghany’s ownership during the 2012 first quarter. TransRe’s strong global presence and disciplined underwriting approach is enabling the business to continue delivering good results despite a very competitive reinsurance market that is expanding its capacity, despite the lack of market need.”

“Our insurance segment posted net premium growth and improved underwriting profit. RSUI continued to find opportunities to grow its business during the first quarter of 2013 as the property and casualty insurance market is gradually improving. RSUI’s gross premiums written during the first quarter increased by 15.6% with double-digit growth in both the property and casualty lines. RSUI’s premium growth was due to good renewal retention rates, strong new business submissions and modest price increases.”

“Lastly, in the first quarter of 2013, we repurchased 89,751 shares of our common stock in the open market for $31.6 million, at an average price per share of $351.82. With this activity, Alleghany has $250.7 million remaining on its currently effective $300 million share repurchase authorization.”

2013 First Quarter Underwriting Results

Alleghany’s underwriting profit for the 2013 first quarter was $181.4 million, compared with a $100.4 million profit in the first quarter of 2012. The underwriting results reflect a $131.4 million underwriting profit for the reinsurance segment (TransRe), compared with a $66.2 million underwriting profit in the 2012 first quarter in the 25-day period of Alleghany’s ownership of TransRe, and an underwriting profit of $50.0 million for the insurance segment, compared with a $34.2 million underwriting profit in the 2012 first quarter.

Total net premiums written for the quarter were $1,093.9 million, compared with $434.2 million for the 2012 first quarter. The reinsurance segment’s net written premium for the quarter increased by 266.5% to $866.0 million from the 2012 first quarter, primarily reflecting the fact that the 2012 first quarter did not include net premiums written by TransRe prior to the March 6, 2012 merger date. The insurance segment’s net premium written for the quarter increased by 15.2% to $227.9 million from the 2012 first quarter, primarily due to new business written and modest price increases.

Alleghany’s combined ratio for the quarter was 83.1%, compared with 76.9% in the 2012 first quarter. TransRe’s combined ratio for the quarter was 84.6%, compared with 72.8% during the 2012 first quarter, and the insurance segment’s combined ratio was 77.4%, compared with 82.1% during the 2012 first quarter. TransRe’s combined ratio was favorably impacted as a result of applying the acquisition method of accounting for the merger because deferred acquisition costs were written off at the Alleghany’s March 6, 2012 merger date. As of March 6, 2013, the application of the acquisition method of accounting no longer has a significant impact on the combined ratio. Excluding the impact of the application of the acquisition method of accounting, TransRe’s estimated combined ratio was approximately 86% for the first quarter of 2013 and approximately 92% for the first quarter of 2012.

Investment Performance

Alleghany’s net investment income for the 2013 first quarter was $118.8 million, an increase of 123% over the corresponding 2012 period, primarily reflecting the fact that the 2012 first quarter did not include net investment income of TransRe prior to the March 6, 2012 merger date. The interest income earned on TransRe’s fixed income portfolio is net of a significant increase to amortization expense resulting from the write-up of the portfolio’s amortized cost basis to its fair value as of the date of the merger. This increased amortization expense reduced TransRe’s reported net investment income, compared with TransRe’s net investment income prior to the merger.

Alleghany’s investment portfolio, excluding other invested assets, was $17.9 billion as of March 31, 2013. The total return on the investment portfolio, excluding other invested assets, for the 2013 first quarter was 1.0%, including returns of (0.2%) on the fixed income portfolio and 11.5% on the equity portfolio.

Additional Information

Additional information regarding Alleghany’s 2013 first quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, or the “Form 10-Q,” to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., a national underwriter of property and liability specialty insurance coverages; Capitol Transamerica Corporation, an underwriter of small commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, which is a “non-GAAP financial measure,” as such term is defined in Regulation G promulgated by the SEC. Underwriting profit represents net premiums earned less net loss and loss adjustment expense and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss, and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk. However, underwriting profit is not meant to be considered in isolation or as a substitute for earnings before income taxes or any other measures of operating performance prepared in accordance with U.S. GAAP. A reconciliation of underwriting profit to earnings before income taxes is presented in the schedules included herein.

# # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of its debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance operating units in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance operating units’ reinsurers to pay reinsurance recoverables owed to its reinsurance and insurance operating units;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance operating units;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the reliance by Alleghany’s reinsurance operating units on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance operating units;

•	the loss of key personnel of Alleghany’s reinsurance and insurance operating units;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing its indebtedness;

•	the ability to make payments on, or repay or refinance, its debt; and

•	risks inherent in international operations.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Jeff Majtyka/Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2013 – $1,852,640; 2012 – $1,436,540)	$2,004,896	$1,424,014
Debt securities (amortized cost: 2013 – $14,755,756; 2012 – $15,593,278)	15,110,495	15,999,538
Short-term investments	757,109	366,044

	17,872,500	17,789,596
Other invested assets	643,102	537,350

Total investments	18,515,602	18,326,946
Cash	574,879	649,524
Accrued investment income	157,718	165,857
Premium balances receivable	672,682	585,195
Reinsurance recoverables	1,310,700	1,348,599
Ceded unearned premiums	169,009	154,980
Deferred acquisition costs	321,475	303,515
Property and equipment at cost, net of accumulated depreciation and amortization	33,218	34,118
Goodwill	83,447	83,447
Intangible assets, net of amortization	117,142	128,773
Current taxes receivable	—	79,933
Net deferred tax assets	485,319	532,569
Other assets	363,355	414,511

Total assets	$22,804,546	$22,807,967

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	12,051,499	12,239,766
Unearned premiums	1,723,680	1,705,342
Senior Notes	1,807,252	1,811,483
Reinsurance payable	80,423	67,654
Current taxes payable	10,311	—
Other liabilities	506,085	579,935

Total liabilities	16,179,250	16,404,180

Common stock (shares authorized: 2013 and 2012 – 22,000,000; issued 2013 –17,459,961; 2012 – 17,478,746)	17,460	17,479
Contributed capital	3,612,743	3,619,912
Accumulated other comprehensive income	313,504	250,508
Treasury stock, at cost (2013 – 674,653 shares; 2012 – 588,123 shares)	(206,411)	(175,818)
Retained earnings	2,888,000	2,691,706

Total stockholders’ equity	6,625,296	6,403,787

Total liabilities and stockholders’ equity	$22,804,546	$22,807,967

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	Three Months Ended March 31,
	2013	2012
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,075,013	$434,207
Net investment income	118,811	53,194
Net realized capital gains	50,902	67,989
Other than temporary impairment losses	(32,312)	(1,778)
Gain on bargain purchase	—	494,940
Other income	11,141	315

Total revenues	1,223,555	1,048,867

Costs and Expenses
Net loss and loss adjustment expenses	567,413	233,946
Commissions, brokerage and other underwriting expenses	326,227	99,860
Other operating expenses	30,738	15,652
Corporate administration	12,422	47,293
Amortization of intangible assets	11,630	31,939
Interest expense	21,736	9,077

Total costs and expenses	970,166	437,767

Earnings before income taxes	253,389	611,100
Income taxes	57,095	50,997

Net earnings	$196,294	$560,103

Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of $45,877 and $20,145 for 2013 and 2012, respectively	85,200	37,412
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $(6,507) and $(23,174) for 2013 and 2012, respectively	(12,084)	(43,037)
Change in unrealized currency translation adjustment, net of deferred taxes of $(5,366) and $1,730 for 2013 and 2012, respectively	(9,966)	3,213
Retirement plans	(154)	(760)

Comprehensive income	$259,290	$556,931

Basic earnings per share	$11.67	$51.17
Diluted earnings per share	11.67	51.06

Alleghany Corporation and Subsidiaries

Cash and Investments

	March 31, 2013	December 31, 2012
	(in millions)
Equity securities:
Common stock	$2,004.9	$1,424.0
Preferred stock	—	—

Total equity securities	2,004.9	1,424.0

Debt securities:
U.S. Government obligations	522.1	522.9
Municipal bonds	6,321.8	6,304.1
Foreign government obligations	821.1	816.0
U.S. corporate bonds	2,842.5	3,515.7
Foreign corporate bonds	1,950.1	2,198.5
Mortgage and asset-backed securities:
Residential mortgage-backed securities	1,611.2	1,662.5
Commercial mortgage-backed securities	627.6	510.1
Other asset-backed securities	414.1	469.7

Total debt securities	15,110.5	15,999.5

Other invested assets:
Equity method investments	213.6	191.9
Partnership investments	291.4	311.9
Other	138.1	33.6

	643.1	537.4

Short-term investments	757.1	366.0

Total investments	18,515.6	18,326.9
Cash	574.9	649.5

Total cash and investments	$19,090.5	$18,976.4

Alleghany Corporation and Subsidiaries

Net Investment Income

	Three Months Ended March 31,
	2013	2012
	(in millions)
Interest income	$83.5	$41.1
Dividends	15.1	1.9
Equity in income (losses) of Pillar	1.6	—
Equity in income (losses) of Homesite	21.4	14.6
Equity in income (losses) of ORX	0.7	(1.8)
Other investment income (losses)	1.5	0.2

Total investment income	123.8	56.0

Investment expenses	(5.0)	(2.8)

Net investment income	$118.8	$53.2

Net investment income - after tax*	$96.2	$42.0

*	Reflects income tax at a 35.0 percent statutory rate, except for tax-exempt interest income and dividends subject to dividends-received deductions.

Alleghany Corporation and Subsidiaries

Premiums Written

(in millions)

	For the Three Months Ended March 31,
	Gross Premiums Written				Net Premiums Written
	2013	2012	Change	% Change	2013	2012	Change	% Change
Reinsurance segment:	$270.1	$71.1	$199.0	279.9%	$236.7	$63.7	$173.0	271.6%

Property	637.6	175.0	462.6	264.3%	629.3	172.6	456.7	264.6%

Casualty and Other	907.7	246.1	661.6	268.8%	866.0	236.3	629.7	266.5%

Insurance segment:

RSUI	285.8	247.3	38.5	15.6%	181.2	158.9	22.3	14.0%
CATA	40.2	38.5	1.7	4.4%	37.8	36.3	1.5	4.1%
PCC	9.1	2.7	6.4	237.0%	8.9	2.7	6.2	229.6%

	335.1	288.5	46.6	16.2%	227.9	197.9	30.0	15.2%

Intercompany elimination	(5.3)	(1.2)	(4.1)	341.7%	—	—	—

Total	$1,237.5	$533.4	$704.1	132.0%	$1,093.9	$434.2	$659.7	151.9%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended March 31, 2013

(in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$270.1	$637.6	$907.7	$285.8	$40.2	$9.1	$335.1	$1,242.8	$(5.3)	$1,237.5
Net	236.7	629.3	866.0	181.2	37.8	8.9	227.9	1,093.9	—	1,093.9
Net premiums earned	$250.1	$603.8	$853.9	$175.7	$37.3	$8.1	$221.1	$1,075.0	$—	$1,075.0

Net loss and LAE:
Current year	92.8	437.7	530.5	83.9	17.1	6.8	107.8	638.3	—	638.3
Prior years	(36.6)	(22.7)	(59.3)	(13.5)	1.0	0.9	(11.6)	(70.9)	—	(70.9)

	56.2	415.0	471.2	70.4	18.1	7.7	96.2	567.4	—	567.4
Commissions, brokerage and other underwriting expenses	62.4	188.9	251.3	48.4	19.5	7.0	74.9	326.2	—	326.2

Underwriting profit (loss)	$131.5	$(0.1)	$131.4	$56.9	$(0.3)	$(6.6)	$50.0	181.4	—	181.4

Net investment income								93.3	25.5	118.8
Net realized capital gains								49.3	1.6	50.9
OTTI losses								(32.3)	—	(32.3)
Gain on bargain purchase								—	—	—
Other income								0.7	10.5	11.2
Other operating expenses								20.4	10.4	30.8
Corporate administration								—	12.4	12.4
Amortization of intangible assets								11.6	—	11.6
Interest expense								12.4	9.4	21.8

Earnings before income taxes								$248.0	$5.4	$253.4

Ratios:
Net loss and LAE
Current year	37.1%	72.5%	62.1%	47.8%	45.8%	83.5%	48.8%	59.4%
Prior years	-14.6%	-3.8%	-6.9%	-7.7%	2.7%	11.1%	-5.3%	-6.6%

	22.5%	68.7%	55.2%	40.1%	48.5%	94.6%	43.5%	52.8%
Expense	25.0%	31.3%	29.4%	27.5%	52.4%	86.7%	33.9%	30.3%

Combined	47.5%	100.0%	84.6%	67.6%	100.9%	181.3%	77.4%	83.1%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended March 31, 2012

(in millions)

	Reinsurance Segment			Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$71.1	$175.0	$246.1	$247.3	$38.5	$2.7	$288.5	$534.6	$(1.2)	$533.4
Net	63.7	172.6	236.3	158.9	36.3	2.7	197.9	434.2	—	434.2
Net premiums earned	$66.1	$177.0	$243.1	$153.9	$34.7	$2.5	$191.1	$434.2	$—	$434.2

Net loss and LAE:
Current year	17.8	129.9	147.7	82.7	17.1	1.8	101.6	249.3	—	249.3
Prior years	—	—	—	(17.6)	1.5	0.7	(15.4)	(15.4)	—	(15.4)

	17.8	129.9	147.7	65.1	18.6	2.5	86.2	233.9	—	233.9
Commissions, brokerage and other underwriting expenses	8.1	21.1	29.2	44.8	19.2	6.7	70.7	99.9	—	99.9

Underwriting profit (loss)	$40.2	$26.0	$66.2	$44.0	$(3.1)	$(6.7)	$34.2	100.4	—	100.4

Net investment income								40.7	12.5	53.2
Net realized capital gains								29.3	38.7	68.0
OTTI losses								(1.8)	—	(1.8)
Gain on bargain purchase								—	494.9	494.9
Other income								0.3	—	0.3
Other operating expenses								13.8	1.9	15.7
Corporate administration								—	47.3	47.3
Amortization of intangible assets								31.9	—	31.9
Interest expense								4.8	4.3	9.1

Earnings before income taxes								$118.4	$492.6	$611.0

Ratios:
Net loss and LAE
Current year	26.9%	73.4%	60.8%	53.7%	49.3%	74.2%	53.2%	57.4%
Prior years	0.0%	0.0%	0.0%	-11.4%	4.3%	28.0%	-8.1%	-3.5%

	26.9%	73.4%	60.8%	42.3%	53.6%	102.2%	45.1%	53.9%
Expense	12.3%	11.9%	12.0%	29.1%	55.3%	268.3%	37.0%	23.0%

Combined	39.2%	85.3%	72.8%	71.4%	108.9%	370.5%	82.1%	76.9%